Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Iovance Biotherapeutics, Inc. of our report dated May 18, 2023, relating to the financial statements of Clinigen SP Limited (the Proleukin Business), which appear in Iovance Biotherapeutics, Inc.'s Current Report on Form 8-K/A dated June 2, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

East Midlands, United Kingdom

June 16, 2023